                                UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON D.C. 20549



                                   FORM 8-K


                                CURRENT REPORT

    PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): APRIL 23, 1996


                           FOODBRANDS AMERICA, INC.
           (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           DELAWARE                  1-11621                    13-2535513
(STATE OR OTHER JURISDICTION       (COMMISSION                 (IRS EMPLOYER
      OF INCORPORATION)            FILE NUMBER)              IDENTIFICATION NO.)


                       1601 NORTHWEST EXPRESSWAY, SUITE 1700
                            OKLAHOMA CITY, OKLAHOMA                  73118-1495
                     (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)        (ZIP CODE)


        REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:  (405) 879-4100


ITEM 5. Other Events.
     On April 23, 1996, Foodbrands America, Inc. issued a press release, a copy of which attached hereto as Exhibit A.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       FOODBRANDS AMERICA, INC.

                                       /s/  BRYANT P. BYNUM
Date: April 25, 1996                   ---------------------------------------
                                       Bryant P. Bynum
                                       Vice President - Finance, Treasurer
                                       and Secretary

                                                                    EXHIBIT A


                 FOODBRANDS AMERICA REPORTS 21% INCREASE
         IN EARNINGS PER SHARE FOR THE FIRST QUARTER OF FISCAL 1996

     Oklahoma City, OK., April 23, 1996 -- Foodbrands America, Inc.
(NYSE: FDB) announced today net income for the first quarter ended March 30, 1996 of $2.1 million, or $0.17 per share compared to income from continuing operations in the first quarter of 1995 of $1.8 million, or $0.14 per share and net loss from the prior year quarter of $0.6 million, or ($0.05) per share. The net loss in the prior year quarter was the result of losses on discontinued operations pertaining to the Company's Retail division, which was sold in May 1995.

     Sales in the first quarter of 1996 were $186 million, an increase of 33% from sales of $139.4 million reported in the first quarter of last year. Of the $46.6 million increase in sales for the quarter, $35.3 million was the result of the acquisition of KPR Holdings, L.P. and TNT Crust, Inc., both completed in the fourth quarter of fiscal 1995. The remaining increase was attributable to an 8% growth in sales for the Company's existing businesses.

     Operating income for the quarter was $11.4 million compared to $7.8 million in the previous year. The increase resulted from the addition of the KPR and TNT businesses as well as overall increases in the base business. These increases were partially offset by higher amortization of intangible assets associated with the KPR and TNT acquisitions and increased administrative expenses, including non-cash expenses for employee stock options not occurring in the prior year quarter. Total depreciation and amortization for the quarter was $6.1 million compared to $3.8 million for the same quarter last year.

     R. Randolph Devening, Chairman, President and Chief Executive Officer commented, "The first quarter represented a strong start to 1996. Both KPR and TNT have exceeded expectations and have been accretive to earnings. All divisions, with the exception of the Specialty Brands division where margin pressure continued, performed well and saw increases in both sales and earnings. While the severe weather early in the quarter negatively impacted some of our customers, we were able to focus on growing our businesses and offset the short term impact."

     Mr. Devening continued, "During the quarter, we realized a significant increase in our market share to several prominent customers and TNT is also starting to benefit from the significant distribution opportunities offered by our existing foodservice distributor and grocery store delicatessen customers."

     Foodbrands America produces, markets and distributes frozen and refrigerated products targeted to growth segments of the foodservice market. The Company's products include pepperoni, beef and pork toppings as well as partially baked pizza crusts, marketed to the pizza industry, appetizers, Mexican and Italian foods, sauces, soups, and side dishes, and branded and processed meat products. Customers include large multi-unit food chains, major foodservice distributors, warehouse clubs and grocery store delicatessens.
                            -tables to follow-

                         FOODBRANDS AMERICA, INC.

        Condensed Consolidated Statement of Operations - Unaudited
                (in thousands, except per share figures)

                                                  THREE MONTHS ENDED
                                                  -------------------
                                                  3/30/96     4/1/95
                                                  --------   --------
Net sales                                         $185,997   $139,412
Cost of sales                                      146,688    108,247
                                                  --------   --------
Gross profit                                        39,309     31,165

Operating expenses:
  Selling                                           18,280     16,469
  General and administrative                         7,924      5,861
  Amortization of intangible assets                  1,747      1,081
                                                  --------   --------
    Total operating expenses                        27,951     23,411
                                                  --------   --------
Operating income                                    11,358      7,754


Other income (expense):
  Interest and financing costs                      (7,419)    (4,355)
  Other, net                                          (182)      (157)
                                                  --------   --------
Income from continuing operations before
 income taxes                                        3,757      3,242
Income tax provision                                 1,635      1,450
                                                  --------   --------

  Income from continuing operations                  2,122      1,792

Discontinued operations:
  Loss from operations of the Retail Division
   (less applicable income tax benefit of $1,175
   in 1995)                                              -     (2,355)
                                                  --------   --------

  Net income (loss)                               $  2,122   $   (563)
                                                  --------   --------
                                                  --------   --------

Depreciation expense included in operating
 income above                                     $  4,350   $  2,687
                                                  --------   --------
                                                  --------   --------

Earnings (loss) per share - primary and fully
 diluted:
  Income from continuing operations               $   0.17   $   0.14
  Loss from discontinued operations                      -      (0.19)
                                                  --------   --------
  Net income (loss)                               $   0.17   $  (0.05)
                                                  --------   --------
                                                  --------   --------

Weighted average number of common and common
 equivalent shares outstanding - primary and
 fully diluted                                      12,468     12,448
                                                  --------   --------
                                                  --------   --------



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